EXHIBIT 2

Financement-Québec

2003-2004
Financial statements

Table of Contents

MANAGEMENT’S REPORT	2
AUDITOR’S REPORT	3
FINANCIAL STATEMENTS	4
Income and Retained Earnings	4
Balance Sheet	5
Cash flows	6
Notes to the financial statements	7

Financement-Québec

2003-2004
Financial Statements

Management’s Report

The financial statements of Financement-Québec have been drawn up by the management of the Corporation, which is responsible for their preparation and their presentation, including significant judgements and estimates. This responsibility includes choosing appropriate accounting practices that satisfy generally accepted accounting principles in Canada. The financial information contained in the rest of the operational report agrees with the information given in the financial statements.

To carry out its responsibilities, the management of the Corporation maintains a system of internal accounting controls designed to provide reasonable assurance that assets are protected and that operations are correctly accounted for in a timely fashion, are duly approved and are such as to produce reliable financial statements.

The management of the Corporation acknowledges that it is responsible for managing the affairs of the Corporation in accordance with the laws and regulations that govern it.

The Board of Directors must oversee how the Corporation’s management carries out the responsibilities incumbent on it in terms of financial information and it has approved the financial statements.

The Auditor General of Québec has audited the Corporation’s financial statements in accordance with Canadian generally accepted auditing standards, and her report sets out the nature and extent of this audit and expresses her opinion.

Original signed

__________________________________
Executive Vice President

Original signed

__________________________________
President and Chief Executive Officer

Québec City, June 2, 2004

Financement-Québec

2003-2004
Financial Statements

Auditor’s Report

To the Minister of Finance,

I have audited the balance sheet of Financement-Québec as at March 31, 2004 and the statement of income and retained earnings as well as the statement of cash flows for the year then ended. These financial statements are the responsibility of the Corporation’s management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with Canadian generally accepted auditing standards. Those standards require that I plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In my opinion, these financial statements present fairly, in all material respects, the financial position of the Corporation as at March 31, 2004 and the results of its operations and its cash flows for the year then ended, in accordance with Canadian generally accepted accounting principles. As required by the Auditor General Act (R.S.Q., c. V-5.01), I report that, in my opinion, these principles have been applied on a basis consistent with that of the preceding year.

Original signed
Doris Paradis, FCA
Acting Auditor General of Québec

Québec City, June 2, 2004

Financement-Québec

2003-2004
Financial Statements

Financial Statements

Income and Retained Earnings

For the fiscal year ended March 31, 2004

	2004	2003
	(Thousands of dollars)
NET INTEREST INCOME
Interest on loans	447 176	412 978
Amortization of discounts and premiums on loans	1 456	1 874
Interest on borrowings and advances	(453 872)	(423 441)
Amortization of discounts and premiums on Borrowings and advances	7 486	7 044
Interest on current investments	4 959	8 379

	7 205	6 834

OTHER OPERATIONS
Net issue expenses charged to borrowers	4 492	1 270
Administration expenses charged to borrowers	2 314	1 926

	6 806	3 196

	14 011	10 030

OPERATION AND ADMINISTRATION EXPENSES
Wages, salaries and allowances	250	198
Professional, administrative and other services	120	278
Transportation and communications	2	11
Agreement with the Financing Fund	576	569
Depreciation of fixed assets	2	2
Other	3	5

	953	1 063

NET EARNINGS	13 058	8 967
RETAINED EARNINGS AT THE BEGINNING	26 090	17 123

RETAINED EARNINGS AT THE END	39 148	26 090

Financement-Québec

2003-2004
Financial Statements

Balance Sheet

	March 31, 2004	March 31, 2003
(Thousands of dollars)
ASSETS
Loans (note 3)	7 978 560	7 324 929
Accrued interest on loans	155 934	139 382

	8 134 494	7 464 311
Cash position	44	86
Current investments	—	72 099
Accounts receivable	223	317
Fixed assets	3	5

	8 134 764	7 536 818

LIABILITIES
Borrowings (note 4)	6 155 317	5 007 100
Advances from the Consolidated Revenue Fund (note 5)	1 761 770	2 311 341
Accrued interest on borrowings and advances	136 412	142 104
Deferred premiums and discounts on borrowings and advances	29 079	36 551
Accounts payable	55	35
Deferred income	2 983	3 597

	8 085 616	7 500 728
EQUITY
Capital stock (note 7)	100	100
Contributed surplus	9 900	9 900
Retained earnings	39 148	26 090

	8 134 764	7 536 818

For the board of directors

Original signed

__________________________________________
Executive Vice President

Original signed

__________________________________
President and Chief Executive Officer

Financement-Québec

2003-2004
Financial Statements

Cash flows

For the fiscal year ended March 31, 2004

	2004	2003
	(Thousands of dollars)
OPERATING ACTIVITIES
Net earnings	13 058	8 967
Adjustments for:
Amortization of discounts and premiums on loans	(1 456)	(1 874)
Amortization of discounts and premiums on Borrowings and advances	(7 486)	(7 044)
Depreciation of fixed assets	2	2

	4 118	51

Changes in non-cash items related to operating activities :
Accrued interest on loans	(16 552)	(15 684)
Accounts receivable	94	10 436
Accrued interest on borrowings and advances	(5 692)	18 057
Accounts payable	20	(10 864)
Deferred income	(614)	3 530

	(22 744)	5 475

Cash flows from operating activities	(18 626)	5 526

INVESTMENT ACTIVITIES
Loans	(2 321 518)	(1 951 401)
Loan repayments	1 669 343	1 182 304

Cash flows from investment activities	(652 175)	(769 097)

FINANCING ACTIVITIES
Short-term borrowings	4 101 036	4 464 275
Long-term borrowings	1 500 000	2 224 076
Advances from the Consolidated Revenue Fund	14	(2 492)
Repayments of advances from the Consolidated Revenue Fund	(549 571)	(989 485)
Repayments of short-term borrowings	(3 572 999)	(4 860 644)
Repayments of long-term borrowings	(879 820)	—

Cash flows from financing activities	598 660	835 730

CHANGE IN CASH AND CASH EQUIVALENTS	(72 141)	72 159
CASH AND CASH EQUIVALENTS AT THE BEGINNING	72 185	26

CASH AND CASH EQUIVALENTS AT THE END (note 8)	44	72 185

Financement-Québec

2003-2004
Financial Statements

Notes to the financial statements

1. Incorporation, purpose and financing

Financement-Québec (the “Corporation”) was incorporated under the Act respecting Financement-Québec (R.S.Q., c. F-2.01) which entered into force on October 1, 1999. The Corporation is a legal person with share capital and is a mandatary of the State.

The Corporation’s main purpose is to supply financial services to public organizations covered by its act of incorporation. It finances them directly by granting them loans or by issuing debt securities on their behalf. It advises them to facilitate their access to credit and to minimize their financing costs and, to that end, it develops financing programs. It may also manage the financial risks of these organizations, in particular cash flow risks and exchange risks. The Corporation may also provide public organizations with technical services regarding financial analysis and management.

The Corporation charges loan issuance expenses to borrowers to offset those incurred by the Corporation or the government on borrowings made on behalf of Financement-Québec. The Corporation also charges administration expenses to borrowers. The level of expenses charged is subject to government approval.

Financement-Québec

2003-2004
Financial Statements

2. ACCOUNTING PRINCIPLES

The financial statements were prepared by the Corporation’s management according to Canadian generally accepted accounting principles. These statements include amounts based on best judgements and estimates.

Current Investments

Current investments are recorded at the lesser of cost and market value.

Fixed Assets

Computer hardware held by Financement-Québec is recorded at acquisition cost and depreciated over its useful life using the straight-line method at a rate of 20%.

Deferred Income and Expenses

Deferred income and expenses are amortized over the remaining term of each security using the straight-line method.

Currency Translation

Borrowings and advances from the Consolidated Revenue Fund denominated in foreign currencies and repayable in Canadian currency under currency swap contracts are determined at the exchange rate stipulated in such contracts.

Cash and Cash Equivalents

The Corporation presents, under cash and cash equivalents, bank balances and current investments that are easily convertible in the short term into a known amount of cash whose value is not likely to change significantly.

Financement-Québec

2003-2004
Financial Statements

3. Loans

	March 31, 2004	March 31, 2003
(Thousands of dollars)
Borrowers
School boards	2 931 442	2 920 309
General and vocational colleges	1 075 787	943 327
Institutions and development agencies of the health and social services network	2 989 376	2 616 923
University institutions and others	981 955	844 370

	7 978 560	7 324 929

Repayable in Canadian currency

Due in
Fiscal year	Amount	Amount
2004	—	1 332 285
2005	17 214	2 902
2006	557 907	589 998
2007	905 543	954 357
2008	399 253	227 088
2009 – 2028	6 098 643	4 218 299

	7 978 560	7 324 929

Maturities and interest rates on loans made by the Corporation are, with a few exceptions, identical to those of advances received from the Consolidated Revenue Fund and the borrowings contracted for this purpose taking into consideration currency and interest rate swap contracts. However, depending on the amounts available, the Corporation may make new loans from the repayments of loans. These new loans are made at interest rates and maturities that may differ from the conditions of the initial advance or borrowing.

The balance of discounts and premiums on loans to be amortized over subsequent years was $3 192 809 as at March 31, 2004.

Financement-Québec

2003-2004
Financial Statements

4. Borrowings

	March 31, 2004	March 31, 2003
(Thousands of dollars)
Repayable in Canadian currency

Due in
Fiscal year	Amount	Rate (%)	Amount
2004	—	—	879 820
2005	528 037	[1]	—
2007	998 180	5.2236 to 6.456	998 180
2008	500 000	3.74 to 4.107; variable[2]	—
2009	1 105 500	4.7814 to 5.9515; variable[2]	1 105 500
2010	1 000 000	4.602 to 4.8683; variable[2]	—
2016	309 400	6.109 to 6.393	309 400
	4 441 117		3 292 900

Plus:
Currency swap contracts in Canadian currency	1 714 200		1 714 200

Total in Canadian currency	6 155 317		5 007 100

Repayable in United
States currency

Due in
Fiscal year	Amount	Rate (%)	Amount
2013	782 000	5.391 to 5.82	782 000
Less:
Currency swap contracts in Canadian currency	782 000		782 000

Total in United States currency	—		—

Carry forward	6 155 317		5 007 100

Financement-Québec

2003-2004
Financial Statements

	March 31, 2004	March 31, 2003
(Thousands of dollars)
Balance forward	6 155 317	5 007 100

Repayable in euros

Due in
Fiscal year	Amount	Rate (%)	Amount
2009	932 200	4.9005 to 5.861; variable[3]	932 200
Less:
Currency swap contracts in Canadian currency	932 200		932 200

Total in euros	—		—

Total borrowings	6 155 317		5 007 100

All these borrowings are repayable solely at maturity.

1 Short-term borrowings bear interest at rates varying from 2.03008% to 2.6806%.

2 Rate of 3-month bankers’ acceptances plus 0.065%, 0.268% and 0.1%.

3 Rate of 3-month bankers’ acceptances plus 0.3877% and 0.319%.

Financement-Québec

2003-2004
Financial Statements

5. Advances from the Consolidated Revenue Fund

	March 31, 2004	March 31, 2003
(Thousands of dollars)
Repayable in Canadian currency

Due in
Fiscal year	Amount	Rate (%)	Amount
2004	—	—	545 723
2006	742 919	6.00 to 9.50	742 919
2008	395 508	6.50	395 508
2009	5 000	6.98	5 000
2010	390 222	5.50 to 11.00	390 796
2012	69 030	9.5	70 564
2023	155 625	9.375	157 365

	1 758 304		2 307 875
Plus:
Currency swap contracts in Canadian currency	3 466		3 466

Total in Canadian currency	1 761 770		2 311 341

Repayable in United States
currency

Due in
Fiscal year	Amount	Rate (%)	Amount
2007	3 466	Variable[1]	3 466

	3 466		3 466
Less:
Currency swap contracts in Canadian currency	3 466		3 466

Total in United States currency	—		—

Total advances from the Consolidated Revenue Fund	1 761 770		2 311 341

1 Rate of 3-month bankers’ acceptances plus 0.277%.

Financement-Québec

2003-2004
Financial Statements

The amounts of principal payments to be made on advances from the Consolidated Revenue Fund over the next five fiscal years are as follows:

Fiscal year	Amount
(Thousands of dollars)
2005	3 848
2006	746 768
2007	7 315
2008	399 356
2009	8 848

6. Financial Instruments

Financement-Québec uses interest rate swap contracts to manage interest rate risks on its financial intermediation activities. Interest rate swap contracts give rise to the periodic exchange of interest payments without an exchange of the reference face amount on which the payments are based and are recorded as an adjustment to the interest expense on the covered borrowing instrument. The volume of interest rate swap contracts in Canadian currency as at March 31, 2004 is $6 706 million (March 31, 2003: $6 104 million).

Financement-Québec also uses currency swap contracts to manage its risk exposure under certain borrowing instruments denominated in foreign currencies. The Corporation uses currency swap contracts as coverage of its firm commitments to pay the principal and interest on the debt denominated in foreign currencies, failing which it would be exposed to a foreign exchange risk. Exchange gains and losses on the principal covered by swap contracts are offset by corresponding exchange losses and gains on the debt denominated in foreign currencies.

Financement-Québec

2003-2004
Financial Statements

The fair value of Financement-Québec’s assets and liabilities as at March 31, 2004 was valued by discounting cash flows at the market rate for similar fixed-rate securities. Interest rate and currency swap contracts are used solely for hedging purposes.

	March 31, 2004		March 31, 2003
	Book	Fair	Book	Fair
	value	value	value	value
(Millions of dollars)
Borrowings and Advances
Borrowings	6 155	6 493	5 007	5 219
Advances from the Consolidated Revenue Fund	1 762	2 043	2 311	2 573
Currency swap contracts	—	(18)	—	(84)
Interest rate swap contracts	—	112	—	(6)

Total for borrowings and advances	7 917	8 630	7 318	7 702

Loans
Total for loans	7 979	8 607	7 325	7 690

The value of other asset and liability financial instruments corresponds essentially to book value in view of their nature or the short-term maturity of these instruments.

7. Capital stock

Description

Authorized:
1 000 000 shares with a face value of $100 each.

Issued and paid for:
1 000 shares	$100 000

The Corporation’s shares are held by the Minister of Finance of Québec.

Financement-Québec

2003-2004
Financial Statements

8. Cash flow

	2004	2003
	(Thousands of dollars)
Cash position	44	86
Current investments	—	72 099

	44	72 185

Interest paid by the Corporation during the year amounted to $460 278 644 (2003: $403 635 922).

9. Related party transactions

In addition to the related party transactions already disclosed in the financial statements and recorded at exchange value, the Corporation is related to all the ministries and special funds as well as all the organizations and enterprises controlled directly or indirectly by the Québec government or subject either to joint control or to significant common influence by the Québec government. All the Corporation’s business transactions with these related parties were carried out in the normal course of its activities and under usual business conditions. These transactions are not separately disclosed in the financial statements.

10. Comparative figures

Some figures shown in the 2002-2003 financial statements have been reclassified for consistency with the presentation adopted in 2003-2004.